Exhibit 99.1
Member Audio/Web Conference March 2, 2011

Data set forth in these slides includes unaudited data. This document contains "forward-looking statements"- that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," or "will." These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. Forward looking statements by their nature address matters that are, to different degrees, uncertain. Actual performance or events may differ materially from that expected or implied in forward-looking statements because of many factors. Such factors may include, but are not limited to, other than temporary impairment of investment securities, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products and consolidated obligations, general economic conditions (including effects on among other things, mortgage-backed securities), applicable Bank policy requirements for retained earnings levels and the ratio of market value of equity to par value of Bank capital stock, the Bank's ability to maintain adequate capital levels (including meeting applicable regulatory capital requirements), business and capital plan adjustments and amendments, legislative and regulatory actions or approvals, interest-rate volatility, our ability to appropriately manage our cost of funds and the cost- effectiveness of our funding, hedging and asset-liability management activities. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. This document also contains non-GAAP financial information. Because of the nature of (1) OTTI charges, (2) the gains (losses) on sales of OTTI securities and (3) the contingency reserve and gains on derivatives and hedging activities resulting from the Lehman-related activities as described below, the Bank believes that adjusting net income for these items and evaluating results as adjusted (which the Bank defines as "core earnings") is important in order to understand how the Bank is performing with respect to its primary business operations and to provide meaningful comparisons to prior periods. Core earnings are considered to be a non-GAAP measurement. Management uses this information in its internal analysis of results and believes that this information may be informative to investors in gauging the quality of our financial performance, identifying trends in our results and providing meaningful period-to-period comparisons. Cautionary Statement Regarding Forward- Looking Information and Adjusted Information

Financial Highlights - Statement of Operations (in millions)

Quarterly Core Earnings (in millions) (in millions)

Financial Highlights - Selected Balance Sheet (in millions) (in millions)

Advance Trend

Home Price Recovery paths were adjusted Loss severity adjusted to reflect extended foreclosure timeline OTTI - Fourth Quarter 2010 Assumption Changes Security Performance Overall portfolio performance measured by 60+ day delinquencies is stabilizing Certain Alt-A 2007 and 2006 vintage bonds continue to experience deterioration Credit enhancement levels declined in 2010 but only slightly in fourth quarter OTTI Process FHLBank System-wide platform, modeling assumptions and OTTI Governance Committee to ensure consistency

Net OTTI Recognized At December 31, 2010, 48 securities with a par value of $2.8 billion, or 55%, of the total PLMBS portfolio were other-than-temporarily impaired No new CUSIPs were determined to be other-than-temporarily impaired in the fourth quarter of 2010 Several securities had improved cash flows in the fourth quarter of 2010 Most of the losses are modeled losses. Highly dependent on default frequency, loss severities, housing price changes and prepayment assumptions Actual cash losses of approximately $5 million life-to-date (in millions)

PLMBS Portfolio - Ratings and Price

PLMBS - Par and Price By Vintage

Capital and Risk-Based Requirements (in millions) (1)Permanent capital includes excess stock of $1,897, $1,219 and $480 in 2010, 2009 and 2008 respectively. Third quarter 2010 capital classification "adequately capitalized." However, our regulator has expressed concerns regarding our level of retained earnings and the poor quality of the PLMBS portfolio.

Second consecutive quarter of excess capital stock repurchases Repurchased 5% of total capital stock or approximately $200 million excess capital stock in February 2011 Effective date: February 22 Payment date: February 23 No significant impact on: Risk and capital adequacy measures Members' excess ownership percentage Quarterly decisions for any future repurchases and/or dividend payment will be based on the following: MV/CS > 85% Positive GAAP earnings which are sustainable for the foreseeable future Increased retained earnings Reduced negative AOCI levels Adequate excess regulatory capital Excess Stock Repurchased

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